Exhibit 99.1

United States 12 Month Oil Fund, LP

Monthly Account Statement

For the Month Ended October 31, 2018

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$2,736,703
Unrealized Gain (Loss) on Market Value of Futures	(9,440,743)
Dividend Income	21,527
Interest Income	114,597
ETF Transaction Fees	350
Total Income (Loss)	$(6,567,566)

Expenses
General Partner Management Fees	$40,197
Professional Fees	11,573
Brokerage Commissions	715
Non-interested Directors' Fees and Expenses	732
Prepaid Insurance Expense	495
NYMEX License Fee	1,005
Total Expenses	$54,717
Net Income (Loss)	$(6,622,283)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 10/1/18	$82,780,607
Withdrawals (100,000 Shares)	(2,795,199)
Net Income (Loss)	(6,622,283)

Net Asset Value End of Month	$73,363,125
Net Asset Value Per Share (2,950,000 Shares)	$24.87

To the Limited Partners of United States 12 Month Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended October 31, 2018 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States 12 Month Oil Fund, LP

United States Commodity Funds LLC
1850 Mt. Diablo Boulevard, Suite 640
Walnut Creek, CA 94596